UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2015 (June 16, 2015)

Orchid Island Capital, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 3296
(Address of principal executive offices) (Zip code)

(772) 231-1400
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Orchid Island Capital, Inc. (the “Company”) held on June 16, 2015 (the “Annual Meeting”), the stockholders voted on the following matters: (i) the election of the six nominated directors and (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  As of April 28, 2015, the record date for the Annual Meeting, there were 18,345,179 shares of common stock outstanding and entitled to vote.

The full results of the matters voted on at the annual meeting of stockholders are set forth below:

Proposal 1—Election of Directors. The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Robert E. Cauley, G. Hunter Haas, IV, W Coleman Bitting, John B. Van Heuvelen, Frank P. Filipps and Ava L. Parker.

Nominee for Director	For	Against	Abstain	Broker Non-Votes
Robert E. Cauley	5,248,417	50,343	95,549	9,047,373
G. Hunter Haas, IV	5,223,524	74,223	98,564	9,047,373
W Coleman Bitting	5,243,275	52,470	98,564	9,047,373
John B. Van Heuvelen	5,233,708	64,911	95,690	9,047,373
Frank P. Filipps	5,232,270	65,193	96,846	9,047,373
Ava L. Parker	5,240,621	54,371	99,317	9,047,373

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal was ratified upon the following vote.

For	Against	Abstain	Broker Non-Votes
13,957,956	288,051	195,675	*

___________

*	No broker non-votes arose in connection with Proposal 2 due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHID ISLAND CAPITAL, INC.

Date: June 17, 2015	By:	/s/ Robert E. Cauley
	Name:	Robert E. Cauley
	Title:	Chairman and Chief Executive Officer